                                                                       99(d)(40)

                        INVESTMENT SUBADVISORY AGREEMENT

                  This Investment Subadvisory Agreement is made as of December 29, 2003, by and between VANTAGEPOINT INVESTMENT ADVISERS, LLC, a Delaware limited liability company (hereafter "Client"), and MELLON CAPITAL MANAGEMENT CORPORATION, a Delaware corporation (hereafter "Subadviser"), and THE VANTAGEPOINT FUNDS, a Delaware business trust, and is effective as of December 29, 2003 (the "Effective Date").

                  WHEREAS, The Vantagepoint Funds (the "Funds") is a Delaware Business Trust registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act");

                  WHEREAS, Client is party to a Master Investment Advisory Agreement with the Funds for management of the investment operations of the Funds including the establishment and operation of investment portfolios for the Funds and the entering into of contracts with sub-advisers to assist in managing the investment of the Funds' property;

                  WHEREAS, Client and Subadviser wish to enter into a subadvisory agreement pursuant to which Subadviser will provide such assistance to Client.

                                   AGREEMENTS:

                  In consideration for the performance by Subadviser as investment subadviser of certain assets held by the Funds, Client authorizes Subadviser to manage certain of the securities and other assets of the Funds as follows:

1.                ACCOUNT

                  The account with respect to which Subadviser shall perform its services shall consist of those assets of the VANTAGEPOINT S & P 500 INDEX FUND (the "Fund") which Client determines to assign to an account with Subadviser, together with all income earned by those assets and all realized and unrealized capital appreciation related to those assets (hereafter "Account"). From time to time, Client may, upon notice to Subadviser, make additions to the Account and may, upon notice to Subadviser, make withdrawals from the Account. To the extent that such withdrawals shall reduce the assets of the Account to zero, Subadviser shall not be entitled to any fees as set forth hereunder for the period of time for which no assets are held in the Account, notwithstanding any termination provisions set forth in this Agreement.

2.                APPOINTMENT STATUS, POWERS OF CLIENT AND SUBADVISER

                  (a) Purchase and Sale. Client hereby appoints Subadviser to manage the Account on the terms and conditions set forth in this Agreement. Subject to the restrictions set forth in this Agreement, and acting always in conformity with the Fund's Investment Guidelines and Statement of Investment Policies and the written investment objectives, policies, procedures and restrictions of the Fund described in Section 4 below, Subadviser shall supervise and direct the investment of the Account. Client hereby grants Subadviser complete, unlimited and unrestricted discretion and authority to select portfolio securities with respect to the Account including the power to acquire (by purchase, exchange, subscription or otherwise), to hold and to dispose (by sale, exchange or otherwise). To the extent consistent with the Investment Policies described in Section 4, Subadviser may purchase, hold and sell Mellon Financial Corporation stock which is part of the S&P 500 Index and is the stock of an affiliate of the Subadviser and may do so only in accordance with the provisions of the Investment Company Act of 1940 ("1940 Act") and any interpretations of the Securities and Exchange Commission thereunder. Client hereby grants Subadviser discretion and authority to purchase, sell, trade or otherwise enter into transactions involving financial futures or options, provided that such purchase, sales, trades and transactions are permitted under the 1940 Act and the rules, regulations and interpretations thereunder and are consistent with the Investment Guidelines and Statement of Investment Policies, with the Fund's prospectus and statement of additional information and with the written investment objectives, policies procedures, guidelines, restrictions and liquidity requirements of the Fund and with the Fund's compliance policies and procedures, as described in Section 4 of this Agreement. Subadviser will review with Client, upon the request of Client, any transactions it makes with respect to the investment of the Account.

                  (b) Limitation on Responsibility and Prohibition on Consultations with Certain Other Subadvisers. Subadviser's responsibility for providing advice to the Fund under this Agreement shall be limited to providing advice with respect to the Account. Subadviser shall not consult with any other subadviser of the Fund concerning transactions of the Fund in securities or other assets, if such other subadviser or an Affiliate of the other subadviser, is a "principal underwriter" within the meaning of Section 10(f) of the 1940 Act and Rule 10f-3. For purposes of this Agreement, the term "Affiliate" shall mean "affiliated person" as defined in the 1940 Act.

                  (c) Limitation on Authority. Except as expressly authorized herein or hereafter from time to time, Subadviser shall for all purposes be deemed an independent contractor and shall have no authority to act for or to represent Client or the Funds in any way or otherwise to be an agent of Client or the Funds. The activities of Client and Subadviser in managing the assets of the Fund shall in all instances be conducted subject to the supervision and direction of the Board of Directors of the Funds and in compliance with applicable laws and rules.

                  (d) Proxy Voting. Unless such authority is terminated in writing by Client or the Funds, Subadviser shall have the responsibility and the authority to vote all proxies in respect to securities held in the Account, in accordance with Subadviser's proxy voting policies and guidelines. Subadviser shall vote all proxies on behalf of the Fund for the exclusive benefit of the Fund and in the manner that Subadviser believes is in the Fund's best interests. On request, Subadviser shall provide Client or the Funds copies of its proxy voting policies and procedures and a record of how Subadviser has voted the Fund's proxies, including all information about proxy votes cast by Subadviser that are needed to complete the Funds' N-PX. Subadviser shall coordinate and cooperate with Client, with the Fund and with the Funds' other service providers to enable the Funds to obtain all information required to be filed on Form N-PX and to file Form N-PX on a timely basis.

                  (d) Key Personnel. Subadviser agrees that the following key personnel will have primary responsibility with respect to the investment management of the Account. If any individual identified herein as a member of Subadviser's "key personnel" with respect to the Account is unable to devote sufficient time to maintain primary responsibility for the Account, Subadviser must give Client advance written notice, or, if Subadviser does not have advance knowledge of such inability, prompt written notice within three (3) business days after Subadviser first learns of such inability, of that fact and of the name of the person designated by Subadviser to replace or supplement the individual. In addition, Subadviser will give Client the same written notice of the departure or replacement of any employee of Subadviser who has direct supervisory responsibility for any "key personnel" or who has responsibility for setting investment policy as soon as reasonably practicable.

         Key Personnel:

         Susan Ellison, Managing Director
         Rick Brown, Director

3.                ACCEPTANCE OF APPOINTMENT

                  Subadviser accepts the appointment as an investment subadviser of the Fund and agrees to use its best efforts and professional judgment to make timely investments and reinvestments for the Account, and to provide the other services required of Subadviser under the provisions of this Agreement.

4.                INVESTMENT POLICIES

                  (a) Investment Objectives and Restrictions. Subject to the supervision of the Funds' Board of Directors and Client, Subadviser shall manage the assets and direct the investments of the Fund held in the Account in accordance with the Fund's Investment Guidelines and Statement of Investment Policies, with the Fund's prospectus and statement of additional information, with the written investment objectives, policies, procedures, guidelines, restrictions and liquidity requirements of the Fund and with the Fund's compliance policies, guidelines and procedures, all as they may be restated or modified from time to time by Client or the Funds on written notice to the Subadviser. Client retains the right, on written notice to Subadviser and without amending this Agreement, to modify any such objectives, policies, procedures, guidelines, restrictions or requirements in any manner and at any time as may be allowed pursuant to the 1940 Act.

                  (b) Agreement and Registration Statement. Subadviser will adhere to all specific provisions in this Agreement and in the Funds' current Registration Statement on Form N-1A ("Registration Statement), as such Registration Statement may be amended and updated from time to time and filed with the Securities and Exchange Commission. The Registration Statement is hereby incorporated by reference and made a part of this Agreement. The Client shall give written notice to the Subadviser of any amendments to the Registration Statement, which amendments, upon their receipt by Subadviser, shall be binding on Subadviser. However, Subadviser shall only be required to adhere to such specific provisions of the Registration Statement and any amendments thereto, that are applicable to Subadviser and the Account and solely to the extent copies of such specific provisions have been provided and described to Subadviser by Client.

                  (c) Conflict in Policies. If a conflict in policies or guidelines referenced herein occurs, the Registration Statement shall govern for purposes of this Agreement.

5.                CUSTODY, DELIVERY, RECEIPT OF SECURITIES

                  (a) Custody Responsibilities. Client shall designate one or more custodians (the "Custodian") to hold the Account assets. The Custodian, as designated by Client will be responsible for the custody, receipt and delivery of securities and other assets of the Fund (including the Account), and Subadviser shall have no authority, responsibility or obligation with respect to the custody, receipt or delivery of securities or other assets of the Fund (including the Account). In the event that any cash or securities of the Fund are delivered to Subadviser, it will promptly deliver the same over to the Custodian, in the name of the Fund.

                  (b) Securities Transactions. Unless otherwise required by local custom, all securities transactions for the Account will be consummated by payment to or delivery by the Funds of cash or securities due to or from the Account. Subadviser will make all reasonable efforts to notify the Custodian of all orders to brokers for the Account by 9:00 a.m. Eastern Time on the day following the trade date and will affirm the trade before the close of business one (1) business day after the trade date (T+1).

6.                RECORD KEEPING AND REPORTING

                  (a) Records. Subadviser will maintain proper and complete records relating to the furnishing of services under this Agreement that are required to be maintained in accordance with good practice, applicable federal and state securities laws, including the 1940 Act, including records with respect to the acquisition, holding and disposition of securities for Client in accordance with applicable laws and rules and such reasonable instructions as shall be provided to Subadviser by Client from time to time. All records maintained pursuant to this Agreement shall be subject to examination by Client and by persons authorized by it during normal business hours upon reasonable notice. Except as expressly authorized in this Agreement or as required by applicable law, regulation or order of court or as directed by other party in writing, Subadviser and Client shall keep confidential the records and other information obtained by reason of this Agreement. Upon termination of this Agreement, Subadviser shall promptly, upon demand, return to Client all records Client reasonably believes are necessary in order to discharge its responsibilities to the Funds. Subadviser shall be entitled to retain originals or copies of records pursuant to the requirements of applicable laws or regulations.

                  (b) Quarterly Valuation Reports. Subadviser shall use its best efforts to provide to Client within ten (10) business days after the end of each calendar quarter a statement of the fair market value of the Account as of the close of such quarter together with an itemized list of the assets in the Account, as that information is reported on Subadviser's record keeping system.

                  (c) Reconciliations and Reporting. On a monthly basis, Subadviser shall reconcile security and cash positions, and market values to the Custodian's records and report discrepancies to Client within ten (10) business days after the end of the month, or within three (3) days of receipt of the custodial statement, whichever comes later.

                  (d) Loss Reimbursement. Subadviser shall reimburse the Account for any material error to the Fund's net asset value caused by Subadviser's breach of its standard of care set forth in Section 12(a) that is a direct cause of a delay in the accurate daily pricing of the Fund, provided such loss was not the result of the action or inaction by other service providers to Client or the Fund.

                  (e) Other Reports. Subadviser shall furnish Client and the Board of Directors of The Funds such periodic and special reports and non-proprietary or non-confidential information as shall be reasonably necessary to evaluate the terms of any subadvisory agreement between Client and Subadviser with respect to the assets of the Fund.

                  (f) Other Information on Request. Subadviser shall provide to Client promptly upon reasonable request any information available in the records maintained by

Subadviser relating to the Account unless Subadviser is prohibited from providing such information by applicable law.

                  (g) Review of Materials. During the term of this Agreement, Client shall furnish to Subadviser at its principal office all prospectuses, statements of additional information, registration statements, proxy statements, reports to shareholders, advertising and sales literature or other material prepared for distribution to Fund shareholders or the public, which refer to the Subadviser in any way, prior to the first use thereof, and Client shall not use any such materials if Subadviser reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. Client shall ensure that all materials described in this Section 6(g) prepared by employees or agents of Client or its Affiliates that refer to Subadviser in any way are consistent with materials previously approved by Subadviser as referenced in the preceding sentence.

7.                PURCHASE AND SALE OF SECURITIES

                  (a) Selection of Brokers and Dealers. Except to the extent otherwise instructed in writing by Client, (it being understood that Client, acting on behalf of the Fund, may , in its absolute discretion and consistent with the requirements of the 1940 Act and other applicable law and rules, direct Fund portfolio transactions for which Subadviser is responsible to any broker-dealer that Client may see fit provided that such direction is consistent with best execution described below), Subadviser shall place all orders for the purchase or sale of securities on behalf of the Account with brokers or dealers selected by Subadviser, but not with an Affiliate of Subadviser, unless the transaction is in compliance with Rules 17e-1 or 10f-3 under the 1940 Act, or other applicable rules, and with the Fund's policies and procedures thereunder, copies of which shall be provided to Subadviser.

                  (b) Best Execution. In placing such orders, Subadviser will give primary consideration to obtaining the most favorable price and efficient execution reasonably available under the circumstances and in accordance with applicable law. In evaluating the terms available for executing particular transactions for the Account and in selecting broker-dealers to execute such transactions, Subadviser may consider, in addition to commission cost and execution capabilities, the financial stability and reputation of broker-dealers and the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided by such broker-dealers. Subadviser is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a transaction which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if Subadviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker- dealer in discharging responsibilities with respect to the Account or to other client accounts as to which it exercises investment discretion.

                  (c) Bunching Orders. Client agrees that Subadviser may aggregate sales and purchase orders for the Account with similar orders being made simultaneously for other accounts managed by Subadviser, if in Subadviser's reasonable judgment such aggregation shall result in an overall economic benefit or more efficient execution to the Account taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. Client acknowledges that the determination of such economic benefit to the Account by Subadviser represents Subadviser's evaluation that the Account is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by Subadviser in a manner Subadviser considers to be most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

8.                INVESTMENT FEES

                  (a) Fee Schedule. The compensation of Subadviser for its services under this Agreement shall be calculated and paid by Client from the assets of the Account in accordance with SCHEDULE A hereto.

                  (b) Source of Fee Payments. For purposes of this section 8 and Schedule A, all payments due to Subadviser shall be solely made from the assets of the Fund, a portfolio of the Funds.

                  (c) Pro Rata Fee. If Subadviser should serve for less than the whole of any calendar quarter, its compensation shall be determined as provided above on the basis of the ending market value of the Account on the date on which the termination occurs and shall be payable on a pro rata basis for the period of the calendar quarter for which it has served as Subadviser hereunder. In no event shall the Subadviser receive payment for any period of time during which there were no assets in the Account.

9.                BEST EFFORTS;  NON-EXCLUSIVITY OF SERVICES

                  The Subadviser shall devote its best efforts and such time as it deems necessary to provide prompt and expert service to Client and the Fund. The services of Subadviser to be provided hereunder are not to be deemed exclusive and Subadviser shall be free to provide similar services for its own account and the accounts of other persons and to receive compensation for such services. Client acknowledges that Subadviser and its Affiliates, and Subadviser's other clients may at any time, have, acquire, increase, decrease or dispose of positions in the same investments which are at the same time being held, acquired for or disposed of under this Agreement for the Fund. Subadviser shall have no obligation to acquire or dispose of a position in any investment pursuant to this Agreement simply because Subadviser, its directors, members, Affiliates or employees invest in such a position for its or their own accounts or for the account of another client.

10.               INSIDER TRADING POLICIES AND CODE OF ETHICS

                  Subadviser hereby represents that it has adopted policies and procedures that meet the requirements of Section 204A of the Investment Advisers Act of 1940 ("Advisers Act") and a code of ethics in compliance with Rule 17j-1 under the 1940 Act ("Rule 17j-1"). Copies of such policies and procedures and such code of ethics and any material changes thereto shall be delivered to Client and the Funds promptly on request. In addition, Subadviser shall provide to Client any material changes to its code of ethics in sufficient time to allow such changes to be submitted for approval by the Funds' Board of Directors at a regularly scheduled quarterly board meeting within six (6) months after the adoption of the material change. No less frequently than annually, Subadviser shall provide Client, for submission to the Funds' Board of Directors, a written report that describes any issues arising under the code of ethics since the last such report, including, but not limited to, information about material violations of the code of ethics and sanctions imposed in response to the material violations. Subadviser also shall provide Client, for submission to the Funds' Board of Directors, an annual written certification that Subadviser has adopted procedures reasonably necessary to prevent its Access Persons, as defined in Rule 17j-1, from violating its code of ethics.

11.               INSURANCE

                  At all times during the term of this Agreement, Client and Subadviser shall maintain, at its own cost and expense, professional liability insurance for errors, omissions and negligent acts, in an amount and with such terms as are standard in the financial services industry for an investment adviser managing the amount of aggregate assets managed by Client and Subadviser, respectively.

12.               LIABILITY

                  (a) In the absence of any gross negligence, malfeasance, or willful violation of this Agreement, Subadviser shall not be liable to Client for honest mistakes of judgment or for action or inaction taken in good faith for a purpose that Subadviser reasonably believes to be in the best interests of Client or the Fund. However, neither this provision nor any other provision of this Agreement shall constitute a waiver or limitation of any rights which Client may have under federal or state securities laws.

                  (b) Subadviser shall not be responsible nor liable for any losses to the Account or Fund resulting from nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies, or other changes affecting the securities and other property; or act of war, terrorism, insurrection or revolution; or acts of God; or any other similar event beyond the control of Subadviser or its agents. This Section shall survive the termination of this Agreement.

13.               TERM

                  This Agreement shall be in effect for an initial term of two years beginning on the Effective Date. This Agreement may be renewed thereafter for successive one-year periods if such renewal is approved annually by the majority of the Board of Directors of the Funds, provided that in such event, continuance shall also be approved by a majority vote of those members of the Board of Directors who are not "interested persons" as that term is defined in the 1940 Act.

14.               TERMINATION

                  This Agreement may be terminated by Subadviser, without the payment of any penalty, immediately upon notice to the Funds and to Client in the event of a material breach of any provision thereof by the Funds or Client if such breach shall not have been cured within a twenty (20) day period after notice of such breach, or otherwise by Subadviser upon sixty (60) days' written notice to Client and the Funds or by Client or the Funds for any reason or no reason immediately upon written notice to Subadviser. This Agreement shall automatically terminate (a) in the event of its assignment, as provided in
Section 19, at the discretion of the Client in the event of Subadviser's change of control as provided in Section 19, (b) upon the termination of the Funds, or
(c) upon termination of Client's Master Investment Advisory Agreement with the Funds. Any termination in accordance with the terms of this Agreement shall not cause the payment of any penalty. Any such termination shall not affect the status, obligations or liabilities of any party hereto to the other party or parties.

15.               REPRESENTATIONS

                  (a) Subadviser hereby confirms to Client and the Funds that Subadviser is registered as an investment adviser under the Advisers Act, that it has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of Subadviser has been duly authorized and, upon execution and delivery, this Agreement will be binding upon Subadviser in accordance with its terms.

                  (b) Client hereby confirms to Subadviser that it is registered as an investment adviser under the Advisers Act, that it has full power and authority to enter into this Agreement and that the execution of this Agreement on behalf of Client has been fully authorized and, upon execution and delivery, this Agreement will be binding upon Client in accordance with its terms.

                  (c) The Funds hereby confirm to Subadviser, and Subadviser hereby acknowledges, that the Funds is registered as an open-end investment company under the 1940 Act and is subject to taxation as a regulated investment company under Subchapter M and the regulations thereunder of the Internal Revenue Code.

                  (d) Client hereby represents and warrants that the Funds has filed a notice of eligibility pursuant to Commodity Futures Trading Commission Rule 4.5 claiming the exclusion provided by that rule from the definition of the term "commodity pool operator."

                  (e) Client acknowledges receipt of Part II of Subadviser's Form ADV, as required by Rule 204-3 under the Investment Advisers Act of 1940.

16.               NOTICES

                  Notices or other notifications given or sent under or pursuant to this Agreement shall be in writing and be deemed to have been given or sent if delivered to a party at its address listed below in person or by telex or telecopy receipt of which is confirmed or by mail or by registered mail, return receipt requested. The addresses of the parties are:

CLIENT AND FUNDS:

                                    The Vantagepoint Funds
                                    Vantagepoint Investment Advisers, LLC
                                    Attention: Paul Gallagher, Legal Department
                                    c/o ICMA Retirement Corporation
                                    777 North Capitol Street, NE, Ste. 600
                                    Washington, D.C. 20002-4240
                                    Fax: 202-962-4601

      SUBADVISER:

                                    Mellon Capital Management Corporation
                                    595 Market Street, Suite 3000
                                    San Francisco, CA 94105
                                    Attention: Manager of Client Service
                                    Fax: 415-777-5699

Each party may change its address by giving notice as herein required.

17.               SOLE INSTRUMENT

                  This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

18.               WAIVER OR MODIFICATION

                  No waiver or modification of this Agreement shall be effective unless reduced to a written document signed by the party to be charged. No failure to exercise and no delay in exercising, on the part of any party hereto, of any right, remedy, power or privilege hereunder, shall operate as a waiver thereof. Only the President of VIA has authority on behalf of Client to modify or waive any of the provisions of the Agreement. It is understood that certain material amendments may require approval of the Fund's shareholders.

19.               ASSIGNMENT OR CHANGE OF CONTROL

                  This Agreement shall automatically terminate in the event of its assignment as defined under the 1940 Act. In addition, Subadviser agrees to provide Client immediate written notice in the event of any actual or planned change in control, within the meaning of the Advisers Act, of Subadviser.

20.               COUNTERPARTS

                  This Agreement may be executed in counterparts each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

21.               CHOICE OF LAW

                  This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the State of Delaware without reference to principles of conflict of laws. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

22.               CONFIDENTIAL INFORMATION

                  Any information or recommendations supplied by either party to this Agreement, which are not otherwise in the public domain or previously known to the other party in connection with the performance of obligations hereunder, including financial information or other information relating to a party to this Agreement, are to be regarded as confidential ("Confidential Information") and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory authorities having jurisdiction of a party to this Agreement, Confidential Information may be used only by the party to which said information has been communicated and such other persons as that party believes are necessary to carry out the purposes of this Agreement, the Custodian, and such persons as Client may designate in connection with the Account. Any information required to be disclosed by the Securities Act of 1933, the Investment Company Act of 1940, or any other applicable law shall not be considered to be confidential. Nothing in this Agreement shall be construed to prevent Subadviser from giving other entities investment advice about, or trading on their behalf, in the securities of the Fund or Client.

IN WITNESS WHEREOF, THE PARTIES HERETO EXECUTE THIS AGREEMENT ON December 29, 2003 and make it effective on the date first set forth at the beginning of this Agreement.

CLIENT                                     SUBADVISER

Vantagepoint Investment Advisers, LLC      Mellon Capital Management Corporation

by:                                        by:

/s/ Joan McCallen                          /s/ Brenda J. Oakley
-------------------------------------      -------------------------------------
(signature)                                (signature)

-------------------------------------      -------------------------------------
Joan McCallen, President                   Brenda J. Oakley
                                           Executive Vice President &
                                           Chief Administrative Officer

Date:                                      Date: December 30, 2003

FUNDS

The Vantagepoint Funds

by:

/s/ Joan McCallen
------------------------
Joan McCallen, President

Date:

                                   SCHEDULE A
                      VANTAGEPOINT INVESTMENT ADVISERS, LLC

                             THE VANTAGEPOINT FUNDS

                                  FEE SCHEDULE
                                       FOR

                      MELLON CAPITAL MANAGEMENT CORPORATION

                        VANTAGEPOINT S & P 500 INDEX FUND

The Subadviser's quarterly fee shall be calculated based on the average daily net assets value of the assets under management as provided by the Custodian, based on the following annual rate.

First $50 million         0.04%
Next $50 million          0.03%
Next $900 million        0.015%
Above $1,000 million      0.01%

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